                          -   Amended and Restated -

                       SUB-INVESTMENT ADVISORY AGREEMENT
                                    between

                           THE CHICAGO TRUST COMPANY
                                      and
                         TALON ASSET MANAGEMENT, INC.


     SUB-INVESTMENT ADVISORY AGREEMENT (the "Agreement") made the 27th day of August, 1994, as amended on December 21, 1995 and further amended and restated this 23rd day of December, 1996, by and between The Chicago Trust Company (hereinafter referred to as the "Investment Advisor") and Talon Asset Management, Inc. (hereinafter referred to as the "Sub-Advisor"), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Investment Advisor wishes to enter into a contract with the Sub-Advisor to render the Investment Advisor the following services:

     Provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make investment commitments regarding assets of the Chicago Trust Talon Fund (hereinafter referred to as the "Fund"; the Fund is a series of CT&T Funds, hereinafter referred to as the "Trust"), subject to oversight by the Board of Trustees of the Trust and the supervision of the Investment Advisor.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:

     1. As compensation for the services enumerated herein, the Investment Advisor will pay the Sub-Advisor a fee, which shall be calculated monthly and payable quarterly, as described below.

          For months in which the Fund's average daily net assets exceed $18 million, the Investment Advisor will pay the Sub-Advisor a fee equal to 68.75% of the management fee that the Investment Advisor receives from the Fund, net of any expense reimbursement. For months in which the Fund's average daily net assets are $18 million or less, the Sub-Advisor shall not receive a fee.

          If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Sub-Advisor's compensation for such fraction of the month shall be determined by applying the foregoing percentages to the average daily net asset value of the Fund during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.

     2. This Agreement shall become effective as of the date first above written, subject to the approval of the Trustees of the Trust and shareholders of the Fund in accordance with the provisions of the Investment Company Act of 1940 (the "Act"). The Investment Advisor will promptly advise the Sub-Advisor as to the giving of such approval. The Investment Advisor represents that it is the investment advisor of the Fund, with the authority as such to enter into this Agreement.

     3. This Agreement shall continue for a period ending one year from its effective date. It may be renewed thereafter by the Investment Advisor and the Sub-Advisor for successive periods not exceeding one year only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the Act and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Trust's Trustees, who are not parties to such Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement will terminate automatically without the payment of any penalty upon termination of the Investment Advisory Agreement ("Investment Advisory Agreement") relating to the Fund between the Trust and the Investment Advisor (accompanied by simultaneous notice to the Sub-Advisor) or upon sixty days' written notice by the Trust to the Sub-Advisor that the Trustees of the Trust or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the Act, have terminated the Investment Advisory Agreement. This Agreement may also be terminated by the Sub-Advisor without penalty upon sixty days' written notice to Investment Advisor and the Trust.

          This Agreement shall terminate automatically in the event of its assignment or (upon notice thereof to the Sub-Advisor) the assignment of the Investment Advisory Agreement, unless its continuation thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Fund as required by the Act (in each case as the term "assignment" is defined in section 2(a)(4) of the Act).

     4. Subject to the supervision of the Board of Trustees of the Trust and the Investment Advisor, the Sub-Advisor will provide an investment program for the Fund, including investment research and management with respect to securities and investments, including cash and cash equivalents in the Fund, and will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Advisor will provide the services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Prospectus (as used herein this term includes the related Statement of Additional Information). The Sub-Advisor further agrees that it:

          (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal or State agencies which now have or in the future will have jurisdiction over its activities;

          (b) will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund, provided that the Sub-Advisor will not pay for or provide a credit with respect to any research provided to it in accordance with
Section 4(c).

          (c) will place orders pursuant to its investment determinations for the Fund either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Sub-Advisor will attempt to obtain the best overall price and the most favorable execution of its orders, except as provided below. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor has been advised by the Investment Advisor that the Trust has authorized the Investment Advisor to authorize the Sub-Advisor, in its discretion, to purchase and sell securities to and from brokers and dealers who promote the sale of Fund shares and the Investment Advisor hereby so authorizes the Sub-Advisor. In no instance will securities be purchased from or sold to the Sub-Advisor or any affiliated person of the Sub-Advisor as principal. Notwithstanding the foregoing sentence, the Sub-Advisor may arrange for the execution of brokered transactions through an affiliated broker dealer in conformity with the policies and procedures for such purpose which have been established by the Trustees of the Fund. Subject to policies established by the Board of Trustees of the Trust and communicated to the Sub-Advisor, it is understood that the Sub-Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of the Fund, or be in breach of any obligation owing to the Investment Advisor or the Trust or in respect of the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Advisor determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Advisor's overall responsibilities with respect to the accounts, including the Fund, as to which it exercises investment discretion.

          (d) will review the daily valuation of securities owned by the Fund as obtained on a daily basis by the Fund's administrator and furnished by it to Sub-Advisor, and will promptly notify the Trust and the Investment Advisor if the Sub-Advisor believes that any such valuations may not properly reflect the market value of any securities owned by the Fund, provided, however, that the Sub-Advisor is not required by this sub-paragraph to obtain valuations of any such securities from brokers or dealers or otherwise, or to otherwise independently verify valuations of any such securities.

          (e) will attend regular business and investment-related meetings with the Trust's Board of Trustees and the Investment Advisor if requested to do so by the Trust and/or the Investment Advisor.

          (f) maintain books and records with respect to the securities transactions for the Fund, furnish to the Investment Advisor and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Investment Advisor all of the Sub-Advisor's reports to the Trust's Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.

     5. Sub-Advisor agrees with respect to the services provided to the Fund that it:

          (a) will telecopy trade information to FPS Services, Inc., 3200 Horizon Drive, King of Prussia, PA 19406, on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Investment Advisor; and

          (b) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Fund and its prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Sub-Advisor is advised by counsel that the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

     6. In compliance with the requirements of Rule 31a-3 under the Act, Sub-Advisor acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust's request, provided, that Sub-Advisor may retain copies thereof at its own expense. Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act relating to transactions placed by Sub-Advisor for the Fund.

     7. It is expressly understood and agreed that the services to be rendered by the Sub-Advisor to the Investment Advisor under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Advisor shall be free to provide similar or different services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby.

     8. The Investment Advisor agrees that it will furnish currently to the Sub-Advisor all information with reference to the Fund and the Trust that is reasonably necessary to permit the Sub-Advisor to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Advisor will furnish to Sub-Advisor procedures consistent with the Trust's contract with the Fund's custodian from time to time (the "Custodian"), and reasonably satisfactory to Sub-Advisor, for consummation of portfolio transactions for the Fund by payment to or delivery by the Custodian of all cash and/or securities or other investments due to or from the Fund, and Sub-Advisor shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Sub-Advisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

     9. The Sub-Advisor and its directors, officers, stockholders, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Advisor or the Trust in connection with any matters to which this Agreement relates or for any other act or omission in the performance by the Sub-Advisor of its duties under this agreement except that nothing herein contained shall be construed to protect the Sub-Advisor against any liability by reason of the Sub-Advisor's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.

     10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. Except to the extent governed by federal law including the Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without applying the principles of conflicts of law thereunder.

     11. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Trust until approved in accordance with the Act.

     12. Use of the name "Talon" and all rights to the use thereof belong to the Sub-Advisor which hereby consents to the use by the Trust of such name and grants to the Trust a non-exclusive license to the use of such as part of the name of the Fund. In the event the Sub-Advisor is terminated or not re-appointed as sub-investment advisor of the Fund or the Investment Advisor ceases to be the investment advisor of the Fund or of any series using such name, the non-exclusive license granted herein may be revoked by the Sub-Advisor and the Trust shall promptly cease using such name as part of the name of the Fund, upon receipt of the written request therefore by the Sub-Advisor or any successor to its interests in such name.

     13. Any notice to be given hereunder may be given by personal notification or by facsimile transmission, to the party specified at the address stated below:

          (a)  To the Investment Advisor at:
               -----------------------------

               The Chicago Trust Company
               171 North Clark Street
               Chicago, IL  60601
               Attn:  Kenneth C. Anderson
               Facsimile:  (312) 223-5608

          (b)  To the Sub-Advisor at:
               ----------------------

               Talon Asset Management, Inc.
               One North Franklin
               Chicago, IL  60606
               Attn:  Terry Diamond
               Facsimile:  (312) 422-5415

          (c)  To the Fund or the Trust at:
               ----------------------------

               The Chicago Trust Company
               171 North Clark Street
               Chicago, IL  60601
               Attn:  Gerald F. Dillenburg
               Facsimile:  (312) 223-5608

          (d)  With copies to:
               ---------------

               Paul H. Dykstra, Esq.
               Gardner, Carton & Douglas
               321 North Clark Street
               Chicago, IL 60610
               Facsimile: (312) 644-3381

or addressed as such party may from time to time designate by notice to other parties in accordance herewith.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.



ATTEST:                              The Chicago Trust Company



/s/ Gerald Dillenburg                By: /s/ Stuart D. Bilton
---------------------                   ---------------------------------------
Gerald Dillenburg                    Stuart D. Bilton, Executive Vice President



ATTEST:                              Talon Asset Management Inc.



/s/ Gerald Dillenburg                By: /s/ Terry D. Diamond
---------------------                   ---------------------------------------
Gerald Dillenburg                    Terry D. Diamond